UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 20, 2011, Polaris Industries Inc. (the “Company”) announced that its Board of Directors has approved a two-for-one stock split of the Company’s outstanding shares of Common Stock to be effected in the form of one-hundred percent stock dividend.  On September 12, 2011, each shareholder will receive one additional share of Common Stock for each share of Common Stock owned as of the close of business on September 2, 2011.  The stock split will increase the Company’s Common Stock outstanding to approximately 69 million shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 20, 2011 of Polaris Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 21, 2011

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance and
Chief Financial Officer of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 20, 2011 of Polaris Industries Inc.